Exhibit 10.8

Dated as of December 2, 2024

TECHTARGET, INC.

and

INFORMA GROUP LIMITED

COMMERCIAL COOPERATION AGREEMENT

EXHIBITS

Exhibit A	Initial List of Brands
Exhibit B	Form of Statement of Work
Exhibit C	Change Request Form
Exhibit D	Consideration; Barter

THIS COMMERCIAL COOPERATION AGREEMENT (this “Agreement”), dated as of December 2, 2024 (the “Effective Date”), is made by and between TECHTARGET, INC., (formerly known as TORO COMBINECO, INC. or the “Corporation”) a Delaware corporation, , headquartered at 275 Grove Street, Newton, MA 02466 (“TechTarget”), and INFORMA GROUP LIMITED, a private company organized under the laws of England and Wales, with company number 03099067 whose registered office is at 5 Howick Place, London (“Informa”) (each a “Party”, and together the “Parties”).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among the Corporation, TechTarget (now known as TechTarget Holdings Inc.), Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc., at a closing held on the date hereof (the “Closing”), among other things, Informa US Holdings Limited contributed all of the issued and outstanding shares of capital stock of Informa Intrepid Holdings Inc., plus cash, to the Corporation, in exchange for shares of common stock, par value $0.001 per share, of the Corporation;

WHEREAS, each Party desires to receive and provide services and deliverables to the other Party, that will be similar to the services and deliverables provided to each Party by the other Party prior to the Closing;

WHEREAS, the services and deliverables provided hereunder by each Party to the other Party will be on a barter basis without the exchange of monetary consideration;

WHEREAS, the services and deliverables provided under this Agreement will be negotiated and agreed between the Parties on a project-by-project and brand-by-brand basis and will incorporate the terms and conditions set forth in this Agreement; and

WHEREAS, each Party desires to enter into this Agreement to set forth the terms and conditions upon which the Parties will provide certain ongoing services to each other as described herein.

NOW, THEREFORE, effective as of the Effective Date, in consideration of the premises, and of the representations, warranties, covenants, and agreements contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms.

(a) Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth for such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement set forth below:

Agreement	Preamble
Change	Section 3.1
Change Request	Section 3.2	(a)
Collecting Party	Section 8.2
Dispute Officer	Section 10.1
Effective Date	Preamble
Force Majeure	Section 11.13
Informa	Preamble

Initial Term	Section 5.1
Licensee	Section 6.1
Licensor	Section 6.1
Paying Party	Section 8.2
Process Agent	Section 11.10	(a)
Renewal Term	Section 5.1
Run-Off Period	Section 5.1
Service Taxes	Section 8.2
SOW	Section 2.1
Subcontractor Performance Failure	Section 9.3
TechTarget	Preamble
Term	Section 5.1

(a) Construction. Any reference to a Person includes such Person’s successors and permitted assigns. Any reference in this Agreement to an “Article,” “Section,” or “Exhibit” refers to the corresponding Article, Section, or Exhibit of or to this Agreement, unless the context indicates otherwise. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise provided for herein, and the words “date hereof” refer to the date of this Agreement. The table of contents and the headings of Articles, Sections, and Exhibits are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words “either,” “or,” “neither,” “nor,” and “any” are not intended to be exclusive, unless otherwise specifically provided for herein. The words “to the extent” mean “the degree to which” and not simply “if.” Where this Agreement states that a Party “shall,” “will,” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The words “asset” and “property” are to be read as having the same meaning and effect and as referring to all tangible and intangible assets, properties, and rights, including cash, securities, accounts, contract rights, and real and personal property. References to “written” or “in writing” include electronic form. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the next succeeding Business Day. When calculating the period of time before which, within which or following which any action under this Agreement is required to be done or taken, the day that is the reference date in calculating such period shall be excluded and the last day of such period shall be included; provided that if the last day of such period is not a Business Day, the next succeeding Business Day shall be deemed to be the last day of the period. Where used with respect to any information or document, “made available,” “provided,” “delivered,” or “furnished” (or any other word or phrase of similar meaning as any of the foregoing), means that the information or document referred to has been physically or electronically delivered to the relevant Parties, including, in the case of information or documents “made available,” “provided,” “delivered,” or “furnished” (or any other word or phrase of similar meaning as any of the foregoing) to a Party, information or documents that have been posted in the data room, or has been publicly disclosed prior to the date hereof.

ARTICLE 2

PROVISION OF SERVICES

Section 2.1 Purpose and Scope of Services. Each Party shall continue to provide services to the other Party that are substantially similar to the services it (as the successor in interest to certain of the Merger Parties or their interests) provided to such other Party (as the successor in interest to the other Merger Parties or their interests) during, for the Initial Term, the one-year period prior to the Closing and, for all subsequent Renewal Terms, during the one-year period prior to the then-current Renewal Term. The Parties acknowledge and agree that such services will be subject to change to reflect the growth and evolution of the businesses of each Party. As of the Closing, the initial brands that will be subject to shared brand licensing between the Parties during the Initial Term are set forth in Exhibit A and, with respect to the Renewal Terms, such list of initial brands may be subject to change as agreed by the Parties. Each Party agrees that the other Party will be its preferred, but not exclusive, media party to its respective events business. The scope of each such service to be provided by a Party shall be individually negotiated and documented in executed statements of work that are based on the pro forma statement of work attached hereto as Exhibit A (each such negotiated and executed statement of work, being a “SOW”). Except as otherwise agreed by the Parties, the scope of services and deliverables provided hereunder shall primarily relate to (i) content support, (ii) media partnerships, (iii) speaking opportunities, (iv) hosting of analyst summits, (v) advertising campaigns and marketing support, and/or (vi) shared brand licensing. For the avoidance of doubt, services and brands may be rolled on or rolled off during the term of an SOW provided that each Party agrees in writing to the other Party’s request and each Party shall consider any requests for roll on or off in good faith using commercially reasonable efforts to reach an agreement on the foregoing and without unreasonable delay. Each Party agrees to perform the services specified in each SOW (the services provided under an SOW being the “Services”) in accordance with the terms and conditions of this Agreement and the applicable SOW, which upon execution by both Parties shall be deemed to be incorporated into and form part of this Agreement.

Section 2.2 Statements of Work. Each SOW shall be substantially in the form attached hereto as Exhibit A, and shall specify those Services to be provided by each of the Parties to the other on a reciprocal barter basis, such that the consideration received by one Party for its provision of Services under the SOW is its enjoyment of the Services provided by the other Party under the same SOW. SOWs entered into by the Parties shall, without limitation: (i) refer expressly to and incorporate the terms of this Agreement; (ii) designate the date as of which the provisions of the SOW will be effective and, if applicable, the term during which an applicable Party will perform the relevant Services under the SOW; (iii) specify the Services to be performed, resources to be provided, and obligations to be discharged by each Party providing its Services pursuant to the SOW; (iv) describe any obligations of the Party receiving the Services, including any facilities, equipment, personnel, and tasks or other support to be provided or performed by such Party; (v) specify any acceptance terms agreed to by the Parties; and (vi) specify any other terms and conditions specific to the Services to be performed by a Party and the obligations of the Parties. Each SOW will be numbered sequentially beginning with the number one (1) and, when executed by the Parties, will be attached to this Agreement and incorporated herein. In the event of any conflict or inconsistency between the provisions of an SOW and the provisions of this Agreement, the terms of this Agreement will prevail unless and to the extent that the SOW indicates otherwise.

Section 2.3 Designation of Personnel. Each Party shall have the right, in its sole discretion, to (i) designate which personnel it will assign to perform any Service and (ii) remove and replace such personnel at any time, except that in the case of each of clause (i) and (ii), each Party shall use commercially reasonable efforts to not remove, replace or otherwise allocate any such personnel in a manner that would adversely affect its ability to perform its obligations under this Agreement or any SOW in accordance with the Services Standard.

Section 2.4 Services Standard. Unless specific performance criteria are agreed by the Parties in an SOW, the Party providing the Services shall be subject to the representations, warranties, and covenants in Article 4. The Party providing the Services hereby acknowledges that time is of the essence in performing services under this Agreement and all SOWs issued hereunder.

ARTICLE 3

CHANGE REQUESTS

Section 3.1 Change Request. Where either Party wishes to make a change to (i) this Agreement, (ii) an SOW, or (iii) any Service pursuant to the terms of this Agreement and an SOW (each, a “Change”), the provisions of this Article 3 shall apply.

Section 3.2 Change Request Procedures.

(a) A Party may request a Change by issuing a written request for that Change to the other Party in the form set out in Exhibit C (such request being a “Change Request”). No Change will be valid unless consented to in writing by both Parties.

(b) Neither Party shall object to a Change to the extent that it is reasonably necessary to comply with applicable Law or the requirements of a relevant governmental authority (a “Regulatory Requirement”) (such change being a “Regulatory Change”). Each Regulatory Change shall be implemented by the Parties (i) in a manner so as to minimize the impact on the provision or receipt of the applicable Services, and (ii) as soon as reasonably practicable once the requesting Party becomes aware of the Regulatory Requirement.

(c) The Parties shall, acting reasonably, discuss and agree upon any Change Request proposed pursuant to Section 3.1 within fifteen (15) Business Days of the receipt of the relevant Change Request by a Party. Upon agreement, the Parties shall implement the Change in accordance with its terms and the Change shall be automatically deemed an amendment to this Agreement or the applicable SOW, as applicable.

(d) Each Party shall bear its own costs of considering and responding to Change Requests proposed by either Party. In respect of:

(i) Changes (other than Regulatory Changes), the Party requesting the Change shall bear the other Party’s reasonable, direct and evidenced costs associated with implementing the Change; and

(ii) Regulatory Changes, each Party shall bear equally any reasonable, direct and evidenced costs associated with implementing the Change.

Section 3.3 Changes in Law. In the event that a change in Law adversely affects either Party’s ability to perform its obligations hereunder or its ability to realize the benefit of this Agreement, the Parties shall promptly prepare and agree upon a Change Request setting out a plan for remediation of such adverse effects or an appropriate work around.

ARTICLE 4

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1 Covenants. During the Term, each Party represents, warrants, and covenants that:

(a) It has full corporate power and authority to execute and consummate this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement (including any SOWs subsequently incorporated into it in accordance with its terms), when duly and validly executed and delivered by the Parties, shall constitute the valid and binding agreement of the Parties, enforceable against each Party in accordance with its terms.

(c) It shall use commercially reasonable efforts to perform the Services hereunder pursuant to and in conformity with the specifications set forth in each SOW in a timely, professional, and workmanlike manner and such Services shall be performed by trained, skilled, and properly qualified personnel in accordance with industry standards in all material respects.

(d) To the best of its knowledge, it is compliant with all applicable federal, state, county, and local laws, ordinances, regulations, and codes in the performance of its obligations under this Agreement, including, without limitation, procurement of all material licenses, permits, and consents relating to the Services that are the responsibility of such Party.

(e) Neither the Services nor any deliverables provided hereunder shall materially violate, infringe, or misappropriate any Intellectual Property of a third party, including, without limitation, confidential relationships, trade secrets, patents, trademarks, or copyrights and each Party shall have all necessary rights, authorizations, and licenses to provide the Services provided hereunder in accordance with the terms hereof.

(f) To the best of its knowledge, there is no action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, or investigation pending or to its actual knowledge, threatened against or relating to it that would have a material adverse effect on this Agreement or its ability to consummate the transactions contemplated hereby.

ARTICLE 5

TERM AND TERMINATION

Section 5.1 Term. This Agreement shall endure for one (1) year from the anniversary of the Effective Date (the “Initial Term”), following which it shall automatically renew for successive one (1) year periods on the anniversary of the Effective Date (each successive period thereafter being a “Renewal Term”), unless (i) either Party provides written notice of termination to the other Party at least ninety (90) days prior to the end of the Initial Term or then-current Renewal Term, or (ii) this Agreement is terminated pursuant to Section 5.2. Following termination under (i), unless otherwise agreed by the Parties, and following termination under (ii), at the election of the terminating Party, the Agreement shall continue in full force and effect until the Services under any applicable SOWs have been fully delivered (the “Run-Off Period”) (the Initial Term or Renewal Term as applicable, and any relevant Run-Off Period, being together the “Term”).

Section 5.2 Termination.

(a) Any individual Service may be terminated if both Parties agree to such termination in writing.

(b) Either Party shall be entitled to terminate this Agreement and/or an SOW with immediate effect in respect of any or all of the Services by giving written notice to the other Party if:

(i) the other Party commits a material breach of its obligations under this Agreement and fails to remedy such breach within a period of ninety (90) days after receipt of notice of such breach;

(ii) the other Party (A) commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, (B) has such a case or proceeding commenced against it that is not dismissed within sixty (60) days after commencement, (C) is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (D) appoints or suffers any appointment of any administrator, receiver, custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (E) makes a general assignment for the benefit of creditors, (F) calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (G) is otherwise unable to pay its debts as they fall due; or

(iii) any Force Majeure event prevents the other Party from performing its obligations under this Agreement for a continuous period of six (6) weeks, provided that: (a) where applicable the Agreement shall only be terminated in respect of the Services affected by the Force Majeure event; and (b) the foregoing shall not relieve the affected Party of its obligation to use commercially reasonable efforts to resume any affected performance.

Section 5.3 Effect of Termination. Upon termination of this Agreement, all rights and obligations of each Party hereunder shall cease (except for the Parties’ rights and obligations under this Section 5.3, Article 6, Article 7, Section 6.2, Article 9, Article 10, and Article 11, which shall survive termination of this Agreement). Notwithstanding the foregoing, the termination of this Agreement pursuant to any of the provisions hereof shall be without prejudice to any rights of either Party that may have accrued prior to the date of such termination.

ARTICLE 6

INTELLECTUAL PROPERTY; DATA PROTECTION

Section 6.1 Ownership of Intellectual Property; Enabling License. Except as otherwise expressly provided in this Agreement (including any SOW) or in the Merger Agreement, each of the Parties shall retain and own all right, title and interest in and to their respective Intellectual Property. No license or right, express or implied, is granted under this Agreement by either Party in or to their respective Intellectual Property, except that, solely to the extent required for the provision or receipt of the Services in accordance with this Agreement or any SOW, each Party (the “Licensor”) hereby grants to the other Party (the “Licensee”) a non-exclusive, revocable (solely as expressly provided in this Agreement), non-transferable (except in connection with an assignment permitted in accordance with Section 11.5), non-sublicensable (except to third parties as required for the provision or receipt of Services, but not for their own independent use), royalty-free, worldwide license to use Intellectual Property (except any Trademarks) of the Licensor as is necessary for the provision and receipt of Services as contemplated in any SOW. Use and licensing of the Trademarks by each Party shall be governed by the terms and conditions of the trademark license agreement entered into between the Parties as of the date hereof. Upon termination of a Service in accordance with this Agreement, the license to the relevant Intellectual Property for such Service will automatically terminate without further action of any Party. For the avoidance of doubt, all licenses granted hereunder shall terminate immediately upon the end of the Term

Section 6.2 Data Protection. In the course of the sharing and use of any personal data while providing or receiving Services under this Agreement, each Party shall comply with the terms of the Data Sharing Agreement dated December 2, 2024 applied mutatis mutandis to this Agreement, and all other applicable data protection laws in connection with the performance of its obligations under this Agreement or any SOW.

Section 6.3 Reservation of Rights. All rights not expressly granted herein are reserved to the representative Licensor.

ARTICLE 7

CONFIDENTIALITY

Section 7.1 Confidentiality. Each of the Parties shall maintain in confidence this Agreement and all proprietary and confidential business information of the other Party which it might become privy as a result of the provision of Services and other matters contemplated hereby; provided that no restrictions shall be placed upon a Party hereto in respect of the use or disclosure of any such information that the receiving Party can demonstrate (a) is or becomes public knowledge through no fault, omission, breach of this Agreement or other act of the receiving Party, (b) was legally acquired by the receiving Party from an unaffiliated Third Party who had a right to convey the same without obligation of secrecy and who did not obtain such information directly or indirectly from a Party affiliated with the disclosing Party, or (c) was independently developed by the receiving Party without use of or reference to the confidential information of the other Party. Specific items of confidential information shall not be deemed to fall within the foregoing exceptions merely because they may be embraced within a body of generally available information within such exception, nor shall any combination of features be deemed to fall within such exception merely because the individual features are within such exception. Each Party may make any legally required disclosure of such proprietary and confidential business information, but such Party shall (unless legally prohibited from doing so) notify the other Party before making any such legally required disclosure and shall limit the amount of the information so disclosed to that which is, in the reasonable opinion of such Party’s legal counsel, legally required disclosure, and shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such information. This Section 7.1 shall not apply to non-public disclosures made by any Party to protect its rights and remedies under or with respect to this Agreement in the event of any dispute among the Parties. The obligations of this Section 7.1 shall survive the termination of this Agreement.

ARTICLE 8

CONSIDERATION; TAXES

Section 8.1 Consideration. The consideration due to each of the Parties for the Services to be provided hereunder is set forth under Exhibit D.

Section 8.2 Taxes. The Party receiving a Service (for purposes of this Section 8.2 only, the “Paying Party”) shall pay to the Party providing the Service (for purposes of this Section 8.2 only, the “Collecting Party”) the amount of all applicable sales, use, value-added, goods and services, transfer, receipts, consumption, or other similar taxes (such Taxes, but excluding any interest, penalties or amounts imposed with respect thereto, “Service Taxes”) that the Collecting Party is in the future required to pay that result from any Service delivered hereunder, regardless of whether such Service Taxes are invoiced, payable directly by the Paying Party to a taxing authority, added retroactively or subsequently imposed in connection with any tax claim, assessment or other proceeding. If the Collecting Party is legally obligated to collect any Service Taxes from the Paying Party, the Collecting Party shall have full authority to do so. The Collecting Party shall provide the Paying Party with a valid tax invoice, and the Paying Party shall pay the amount of Service Taxes set forth on such invoice to the Collecting Party in U.S. dollars ($) within thirty (30) days of receipt of such invoice, or such other time period as may be agreed by the Parties in writing. All such invoices shall be delivered to the Paying Party’s address as set forth in Section 11.1 or as the Paying Party shall later designate by written notice to the Collecting Party. Any payments concerning such invoices shall be made to the Collecting Party by wire transfer in immediately available funds to one or more accounts specified by the Collecting Party. Each Party shall provide the other Party with such other information as the other Party reasonably requests to determine the amount of any such Service Taxes. If a Party is exempt from any such Service Taxes, such Party shall furnish the other Party with a valid and properly completed resale and exemption certificate as required under applicable Law. If any deduction or withholding for or on account of Tax is required by Law from any payment by a Party under this Agreement, such Party shall be entitled to deduct and withhold from such payment to the extent required by applicable Law. If any applicable Law requires the deduction or withholding of any Tax from any payment by a Party, then the sum payable by such Party shall be increased as necessary so that after such deduction or withholding has been made, the Collecting Party receives an amount equal to the sum it would have received had no such deduction or withholding been required; provided, however, that if the Collecting Party determines acting reasonably and in good faith that it received a refund or obtained and utilised a credit for any Tax deducted or withheld by the Paying Party, the Collecting Party shall promptly pay the amount of such refund or the amount of Tax actually saved in consequence of the utilization of such credit to the Paying Party. To the extent the Collecting Party delivers to the Paying Party such properly completed and executed documentation as will permit any payment to be paid without deduction or withholding or at a reduced rate of deduction or withholding, the Paying Party will reduce or eliminate such deduction or withholding in accordance with applicable Law.

Section 8.3 No Right to Set-Off. Each Party shall pay the full amount of Service Taxes required to be paid under this Agreement and not set-off, counterclaim or otherwise withhold any amount owed or claimed to be owed to the other Party under this Agreement, the Merger Agreement or otherwise, on account of any obligation owed by such Party, whether or not such obligation has been finally adjudicated, settled or otherwise agreed upon in writing.

ARTICLE 9

DISCLAIMER; LIMITATION OF LIABILITY

Section 9.1 Disclaimer of Representations and Warranties. EXCEPT FOR ANY EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT OR AN SOW, NO PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES.

Section 9.2 Limitation of Liability. Subject to Section 9.4, neither Party shall be liable, whether in warranty, contract, tort or otherwise, for any consequential damages, special damages, incidental or indirect damages, loss of revenue or profits, diminution in value, damages based on multiple of revenue or earnings or other performance metric, loss of business reputation, punitive and exemplary damages or any similar damages of the other Party, or any of their officers, employees, agents or representatives, which in any way arise out of, relate to, or are a consequence of, such Party’s or such Party’s performance or nonperformance hereunder, or the provision of or failure to provide any of the Services hereunder.

Section 9.3 Caps on Liability. Subject to Section 9.4, the liability of each Party with respect to this Agreement or anything done in connection herewith, including the performance or breach hereof, or from the sale, delivery, provision or use of any of the Services provided under or pursuant to this Agreement or an SOW, whether in warranty, contract, tort (including any form of negligence, recklessness, willful misconduct or strict liability) or otherwise, shall not exceed the collective value of Services under all SOWs entered into within the immediately preceding twelve (12) month period. With respect to any Service that is provided by a third-party subcontractor, a Party’s total liability for any nonperformance of, or failure to perform, such Service (a “Subcontractor Performance Failure”) shall be strictly limited to the actual recovery from such subcontractor of any damages or indemnification under contract or at law that are attributable to such Subcontractor Performance Failure, and in no event shall such Party have any further liability in respect thereof. Each Party shall use commercially reasonable efforts to mitigate damages for which the other Party is responsible in connection with this Agreement.

Section 9.4 Exceptions. The limitations on liability set forth in Section 9.2 and Section 9.3 shall not apply to limit liability arising from: (i) the fraud, gross negligence or willful misconduct of a Party; or (ii) the intentional or willful cessation of any obligations of a Party in a manner not contemplated by this Agreement or refusal of a Party to make available any Services.

ARTICLE 10

DISPUTE RESOLUTION

Section 10.1 Dispute Resolution. If there is a dispute between the Parties hereto arising out of or relating to this Agreement or an SOW, either Party may, at any time, give notice to the other Party requesting to discuss actions that might be taken to resolve such dispute and the Parties hereto shall, promptly upon receipt of such notice, negotiate in good faith with respect to the disputed issue and use commercially reasonable efforts to resolve such dispute; provided that nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) either Party to agree upon any such actions. If the Parties hereto shall have failed to reach a resolution of the dispute within thirty (30) days after notice of such dispute has been given, either Party may submit by written notice to the other Party a request that the CEO of TechTarget and the CEO (or most senior executive) of the Informa Connect division or subsequent division (each Party’s officer, the “Dispute Officer”) discuss such actions, and as promptly as practicable after such notice of submission has been given, each Party shall cause such Dispute Officer to negotiate in good faith with respect to such actions and use commercially reasonable efforts to resolve such dispute within ten (10) days of the matter being submitted to them; provided that nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) any Dispute Officer to agree upon any such actions. If at the end of such time the Parties are unable to resolve the dispute amicably, then nothing in this Article 10 shall prevent a Party from seeking to adjudicate such a dispute pursuant to Section 11.10, nor shall this Article 10 prevent a Party from seeking a judicial resolution on an emergency or similar expedited basis (subject to the limitations set forth in Section 11.10). Except where prohibited or enjoined by order of an authority with jurisdiction over a Party, each Party shall continue to perform its obligations under this Agreement during any period of time when the dispute resolution procedures outlined above are being followed.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by email with acknowledgment of receipt requested (or, the first Business Day following such transmission if the date of transmission is not a Business Day), or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses and marked to the attention of the individual (by name or title) designated below (or to such other address or individual as a Party may designate by notice to the other Party):

To Informa:

Informa Group Limited

5 Howick Place, London, SW1P 1WG

Attn:   Group General Counsel

Email:  [***]

To TechTarget:

TechTarget, Inc.

275 Grove Street, Newton, MA 02466

Attn:   General Counsel

Email: [***]

Section 11.2 Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each Party and that identifies itself as an amendment to this Agreement.

Section 11.3 Waiver and Remedies. A Party may (a) extend the time for performance of any of the obligations or other acts of the other Party to this Agreement, (b) waive any inaccuracies in the representations and warranties of the other Party to this Agreement contained in this Agreement, or (c) waive compliance with any of the covenants or conditions for the benefit of such Party contained in this Agreement; provided that (i) any such extension or waiver by either Party to this Agreement will be valid only if set forth in a written document signed on behalf of the Party against whom the extension or waiver is to be effective; (ii) no extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant or condition, as the case may be, other than that which is specified in the written extension or waiver; and (iii) no failure or delay by either Party in exercising any right or remedy under this Agreement, and no course of dealing between the Parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Except as otherwise provided in this Agreement, any enumeration of a Party’s rights and remedies in this Agreement is not intended to be exclusive, and a Party’s rights and remedies are intended to be cumulative to the extent permitted by Law and include any rights and remedies authorized in law or in equity.

Section 11.4 Entire Agreement. This Agreement (including all SOWs and exhibits) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, with respect to the subject matter thereof, except for the Transaction Documents. In the event of a conflict between the terms of this Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

Section 11.5 Assignment, Successors and No Third Party Rights. This Agreement binds and benefits the Parties and their respective successors and permitted assigns. Neither Party may directly or indirectly assign any rights or delegate any obligations under this Agreement, without the prior written consent of the other Party, except that Informa may directly or indirectly assign any rights or delegate any obligations under this Agreement to any Affiliate or any subcontractor of Informa. Any attempted assignment in violation of this Section 11.5 shall be void ab initio. Nothing expressed or referred to in this Agreement shall be construed to give any Person, other than the Parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section 11.5.

Section 11.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable. If any provision of this Agreement (or any portion thereof) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent legally permissible.

Section 11.7 Exhibits. The Exhibits to this Agreement are incorporated herein by reference and made a part of this Agreement.

Section 11.8 Interpretation. In the negotiation of this Agreement, each Party has received advice from its own attorneys. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement shall be interpreted for or against any Party because that Party or its attorney drafted the provision.

Section 11.9 Expenses. Except as otherwise set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each Party shall pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

Section 11.10 Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ALL PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAWS OF ENGLAND AND WALES. In any action or proceeding between or among the Parties arising out of or relating to this Agreement, each of the Parties hereby (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts of England and Wales; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the courts of England and Wales. Service of process, summons, notice or document to any Party’s address and in the manner set forth in Section 11.1 shall be effective service of process for any such action, it being acknowledged and agreed that the foregoing shall not limit the right of a Party to effect service of process on any other Party by any other legally available method. Informa further irrevocably consents to process being served on it in any action or proceeding by mailing a copy thereof in the manner for delivery of notices specified in Section 11.1 to Informa USA, Inc. (the “Process Agent”) with an address on the date hereof of 605 3rd Avenue, 22nd FL, New York, NY 10158, Attention: Legal, as such Person’s agent for the purpose of accepting service of any process in the United States. The Parties agree that such service upon receipt by the Process Agent (x) shall be deemed in every respect effective service of process upon such Person in any such action or proceeding and (y) shall, to the fullest extent permitted by applicable Law, be taken and held to be valid personal service upon and personal delivery to such Person.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.10.

Section 11.11 No Joint Venture. Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize any Party (i) to bind or commit, or to act as an agent, employee or legal representative of, the other Party, except as may be specifically set forth in other provisions of this Agreement, or (ii) to have the power to control the activities and operations of the other Party in violation of applicable Law. The Parties are independent contractors with respect to each other under this Agreement. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 11.11.

Section 11.12 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party. The signatures of both Parties need not appear on the same counterpart. The execution of counterparts by electronic signature or delivery of duly executed counterparts by electronic transmission is as effective as signing and delivering the counterpart in person.

Section 11.13 Force Majeure. No Party hereto shall be liable to another for its failure to perform hereunder caused by contingencies beyond its reasonable control (“Force Majeure”), including acts of God, fire, flood, wars, acts of terrorism, sabotage, strike and government actions. Any Party asserting its inability to perform any obligation hereunder for any such contingency shall promptly notify the other Party of the existence of any such contingency and shall use its commercially reasonable efforts to recommence its performance of such obligation as soon as commercially practicable. Neither Party shall be relieved of its obligations pursuant to this Section 11.13 to the extent it does not use commercially reasonable efforts to recommence performance of its obligations or otherwise to remedy the event of Force Majeure.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above.

TECHTARGET, INC.

By:	/s/ Daniel T. Noreck
Name: Daniel T. Noreck
Title: Chief Financial Officer and Treasurer

INFORMA GROUP LIMITED

By:	/s/ Simon Bane
Name: Simon Bane
Title: Deputy Group General Counsel

Exhibit A Initial List of Brands

Exhibit B Form of Statement of Work

Exhibit C Change Request Form

Exhibit D Consideration; Barter